CONSULTING AGREEMENT

This Agreement (the “Agreement”), effective as of October __, 2007 is between Diet Coffee, Inc., a Delaware corporation (the “Company”) and David Attarian (the “Consultant”).

A. The parties wish to provide for the engagement of the Consultant by the Company to provide sales and product marketing services.

B. The Consultant wishes to receive compensation from the Company for the Consultant’s services, and the Company desires reasonable protection of its confidential business, technical, and proprietary information that has been acquired and is being developed by the Company at substantial expense.

The parties, each intending to be legally bound, agree as follows:

1. Engagement. Subject to all of the terms and conditions of this Agreement, the Company agrees to engage the Consultant for the term of this Agreement, and the Consultant accepts such engagement. The Consultant shall serve the Company as an independent contractor and shall not be considered an employee of the Company.

2. Duties. The Consultant will perform the following duties (the “Services”):

 Subject to the control of the Board of Directors of the Company and the supervision of the Chairman of the Board of the Company, the Consultant will render such advice, consultation, information, and services regarding the sales and marketing of the Company’s products. The Consultant shall report to the Chairman of the Board or the entire Board of Directors of the Company, and the Consultant shall have direct and unfettered access to the Board of Directors of the Company.

The Company understands that the manner and means used by the Consultant to accomplish the Services is in the sole discretion and control of the Consultant.

3. Statement of Services. On the 10th day of each month following the execution of this Agreement, Consultant shall provide the Company with an itemized statement of services that Consultant has rendered pursuant to this Agreement. Such statement shall be in a form substantially similar to the form attached hereto as Exhibit A.

4. Term. Subject to earlier termination in accordance with Section 4 below, this Agreement shall become effective on the date set forth above and will have a term of one month and shall automatically renew on a month-to-month basis thereafter unless terminated pursuant to Section 5.

5. Termination. Subject to the respective continuing obligations of the Company and the Consultant under Sections 8 and 9 below:

(a) Either party may terminate this Agreement with or without cause upon thirty (30) days’ prior written notice to the other party;

(b) The Company may terminate this Agreement immediately on written notice to the Consultant for cause, including, without limitation, fraud, misrepresentation, theft, embezzlement of assets of the Company, or breach of any provision of this Agreement (including failure to provide the statement of services pursuant to Section 3); and

(c) This Agreement will terminate upon Consultant’s death or upon written notice from the Company in the event of Consultant’s disability that prevents the Consultant from performing its duties under this Agreement (as described in Section 2 above).

(d) On termination, the Consultant shall deliver to the Company any supplies, information, equipment, or any other material provided by the Company for use in performing the consulting tasks, and all physical property and documents or other media (including copies) that contain Confidential Information.

6. Compensation.

(a) Compensation. In consideration of the Consultant’s performance of the Services, the Company shall pay the Consultant a consulting fee (the “Fee”) of $12,000 per month, due on the 20th day of the month. The Company may pay all or part of the Consultant’s compensation in shares (the “Shares”) of the Company’s common stock on the terms and conditions set forth herein. The number of Shares to be issued shall be calculated by dividing the amount of the Fee due and owing by the average of the Per Share Market Values during the three (3) Trading Days immediately preceding the date on which the Fee payment is due. The Shares shall be issued in the form of a stock award under the Company’s 2007 Stock Incentive Plan (or successor plan) and will be registered as set forth under Section 6(b) below; provided, however, that Consultant shall have established and adopted a Rule 10b5-1 sales agreement and plan in relation to the sale of such shares in substantially the form attached hereto as Exhibit B and shall sell the shares pursuant to the 10b5-1 plan. For the purposes of this Section 6(a), “Per Share Market Value” means on any particular date (a) the closing bid price per share of Common Stock on such date on the OTC Bulletin Board or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing bid price on the OTC Bulletin Board or on such Subsequent Market on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on the OTC Bulletin Board or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Payee.

(b) Registration. As soon as practicable, following the execution of this Agreement, the Company will set aside, out of its existing stock compensation plan(s), the Shares and register such Shares on a Form S-8 or other applicable registration statement, which the Company agrees to file, if not already filed, with the Securities and Exchange Commission (the “Commission”) as soon as practicable after the date hereof.

(c) Rescission; Stop Transfers; Buy-In. In the event that this Agreement is terminated for “cause” (as defined in Section 5(b) above), the Company shall have the right, but not the obligation, to rescind the issuance of the Shares and place a stop-transfer order with the Company’s transfer agent with respect to the certificate representing the Shares. In the event that Consultant has disposed of any of the Shares prior to such termination for “cause,” the Consultant shall purchase in the open market the number of shares of the Company’s common stock so disposed and return such shares to the Company, along with any Shares not so disposed, for cancellation.

(d) Reimbursement of Expenses. The Company will reimburse the Consultant in accordance with its normal reimbursement policy for reasonable travel and other expenses incurred at the Company’s request in carrying out the Consultant’s duties under this Agreement. Reimbursement for approved expenses will be made within ten (10) days of receipt from the Consultant of an itemized expense report.

7. Representations and Warranties of Consultant. The Consultant represents and warrants to the Company as follows:

(a) Consultant has not been engaged to perform, nor will Consultant perform, any services in connection with capital raising transactions for the Company or services that will promote the market for the Company’s common stock. It is mutually understood and agreed that any fees for the Services provided by Consultant, which result in some benefit for the Company in connection with a capital raising transaction or that promote the market for the Company’s common stock, shall be negotiated separately from this Agreement.

(b) Consultant will provide the Services to the Company, and such Services will be bona fide services to the Company.

(c) Consultant will not act as a conduit for distributing the Shares to the general public.

(d) Neither the Company nor any affiliate (as defined in the Securities Act of 1933, as amended) has directed, instructed, or caused Consultant to resell the Shares in the public market, and Consultant will refuse any such direction or request.

(e) The Company will not directly or indirectly receive a percentage of the proceeds from the resale of the Shares.

8. Inventions.

(a) “Inventions,” as used in this Section 8, means any inventions, discoveries, improvements and ideas (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Consultant makes, authors, or conceives (either alone or with others) with respect to the Company’s business only. The Consultant agrees that all Inventions made by the Consultant during or within six months after the term of this Agreement will be the Company’s sole and exclusive property. The Consultant will assign (and the Consultant hereby assigns) to the Company all of the Consultant’s rights to the Invention, any applications the Consultant makes for patents or copyrights in any country, and any patents or copyrights granted to the Consultant in any country.

(b) To the extent that any Invention qualifies as “work made for hire” as defined in 17 U.S.C. § 101 (1976), as amended, such Invention shall constitute “work made for hire” and, as such, shall be the exclusive property of the Company.

9. Confidential Information. “Confidential Information,” as used in this Section 9, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. Any information that the Consultant reasonably considers Confidential Information, or that the Company treats as Confidential Information, will be presumed to be Confidential Information (whether the Consultant or others originated it and regardless of how the Consultant obtained it). Except as specifically authorized by an authorized officer of the Company or by written Company policies, the Consultant will not, either during or after the term of this Agreement, use or disclose Confidential Information to any person who is not an employee of the Company, except as is necessary to perform his or her duties under this Agreement. Upon termination of this Agreement, the Consultant will promptly deliver to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe or embody Confidential Information or any Invention.

10. No Adequate Remedy. The Consultant understands that if the Consultant fails to fulfill the Consultant’s obligations under Sections 8 or 9 of this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity, or by statute, the Consultant hereby consents to the specific enforcement of Sections 8 or 9 of this Agreement by the Company through an injunction or restraining order issued by an appropriate court.

11. Consent to Use of Name. The Consultant consents to the use of the Consultant’s name, without prior written approval, in appropriate Company materials such as, but not limited to, offering memoranda related to financing activities of the Company.

12. Miscellaneous.

(a) No Conflicts. The parties agree and understand that the Consultant has other clients that are energy sector companies. The Consultant represents and warrants to the Company that, to the Consultant’s knowledge, neither the entering into of this Agreement nor the performance of any of the Consultant’s obligations hereunder will conflict with or constitute a breach under any obligation of the Consultant under any agreement or contract to which the Consultant is a party or any other obligation by which the Consultant is bound. Without limiting the foregoing, the Consultant agrees that at no time will the Consultant utilize any trade secrets or other intellectual property of any third party while performing services hereunder.

(b) Nature of Relationship. The Consultant is an independent contractor and will not be deemed to be an employee of the Company for the purposes of any employee benefit programs, income tax withholding, FICA taxes, unemployment benefits, or otherwise. Accordingly, the Consultant understands that the Company will not pay or withhold from payments to the Consultant under this Agreement any FICA (social security), state unemployment or disability insurance premiums, state or federal income taxes, or other taxes and that Consultant is responsible for paying its own federal self-employment tax (in lieu of FICA), state and federal income taxes (including estimated tax payments) and other applicable taxes. Consultant also understands that he or she will receive no employee benefits of any kind including, for example, health insurance.

(c) Successors and Assigns. This Agreement is binding on and inures to the benefit of the Company’s successors and assigns, all of which are included in the term the “Company” as it is used in this Agreement.

(d) Modification. This Agreement may be modified or amended only by a writing signed by both the Company and the Consultant.

(e) Governing Law. This Agreement will be governed by the laws of the State of New York in all respects, including without limitation interpretation, performance, effect and remedies (without regard to the laws of conflict of any jurisdiction).

(f) Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, such provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(g) Waivers. No failure or delay by either the Company or the Consultant in exercising any right or remedy under this Agreement will waive any provision of the Agreement.

(h) Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement, including without limitation any policy or personnel manuals of the Company.

(i) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified first-class mail, postage prepaid, or commercial overnight delivery service and shall be effective upon delivery if hand-delivered, three (3) days after mailing if mailed or one (1) day after delivery to a commercial overnight delivery service.

The Company and the Consultant have duly executed this Agreement as of the date first above written.

DIET COFFEE, INC.

By:
Name: Adam Engel
Title: Director

DAVID ATTARIAN

By:
Name: David Attarian

(Signature Page to Consulting Agreement)

EXHIBIT A

FORM OF STATEMENT OF SERVICES

CONSULTANT NAME
STREET
CITY, STATE ZIP

Diet Coffee, Inc.
16 East 40th Street, 12th Floor
New York, NY 10016

Re: Consulting Services

Date	Services Provided	Hours Spent